EX-28.h.12
Nationwide Fund Distributors LLC
1000 Continental Drive, Suite 400
King of Prussia, PA 19406
May 1, 2010
Nationwide Variable Insurance Trust
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
Re: 12b-1 Fee Waiver
Ladies and Gentlemen:
     By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Nationwide Fund Distributors LLC (the “Distributor”) agrees that, with respect to the American Century NVIT Multi Cap Value Fund (the “Fund”), a series of Nationwide Variable Insurance Trust, the Distributor shall waive a portion of the Rule 12b-1 fees for the Class II shares of the Fund in an amount equal to 0.08%, for the period from the date of this Agreement through April 30, 2011. The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Nationwide Fund Distributors LLC
By:
Name:
Title:

Your signature below acknowledges
acceptance of this Agreement:
Nationwide Variable Insurance Trust

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Date: